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                                                                    Exhibit 23.3


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated June 15, 1997 on our audits of the Acquired MIH Businesses, prepared in accordance with International Accounting Standards, as of March 31, 1997 and for the year ended March 31, 1997.

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers Inc.

PRICEWATERHOUSECOOPERS INC.
(SUCCESSOR TO COOPERS & LYBRAND)
CHARTEREDACCOUNTANTS (SA)
REGISTERED ACCOUNTANTS AND AUDITORS
JOHANNESBURG, REPUBLIC OF SOUTH AFRICA
MARCH 16, 2000